Exhibit (a)(11)

Charter Communications Telephone Election Script
For
Option Exchange Program

Option Holder Hears This Script

Speech 1	Thank you for calling the Charter Communications Stock Option Exchange Program line.

Speech 2	Please enter the last 6 digits of your social security number
Please enter your personal identification number (PIN) located on the Personal Statement in the materials you recently received through the mail or e-mail. If you don’t have a PIN, please call 1-888-778-1316, between the hours of 9AM and 6PM Eastern Standard Time for assistance.

Speech 3	Please enter the last 6 digits of your social security number

Speech 4	Please choose from the following options. You may make your selection at any time
To elect to exchange your options press 1
To elect to NOT exchange your options press 2
To speak with a customer representative press 5
To end this call press 0
Please make your selection
- if 0 go to 12B
- if 1 go to 10
- if 2 go to 11
- if 5 go to 4A
- if invalid entry go to speech 16

Speech 4A	- if 5 is pressed
If you would like to speak to a customer service representative for additional information about the Charter Communications Stock Option Exchange program please call 1-888-778-1316, between the hours of 9AM and 6PM Eastern Standard Time.
- go to speech 12B

Speech 10	- If 1 is pressed
You have elected to exchange your options. By Pressing 1 you acknowledge that you have read and understand the Offer to Exchange and you agree to accept the terms of the Offer
- continue at speech 15

Speech 11	- if 2 is pressed
You have elected to NOT exchange your options
- go to speech 15

Speech 12	Your election to [NOT] exchange your options was successfully received and processed.
- go to speech 12A

Speech 12A	Thank you for your participation in the Charter Communications Stock Option Exchange Program. Goodbye (End call)

Speech 12B	The Charter Communications Stock Option Exchange program is open until 5:00 p.m. Eastern Standard Time on Friday, February 20, 2004. Goodbye (End call)

Speech 15	If this is correct press 1, if incorrect press 9
- if 1 is pressed go to speech 12
- if 9 is pressed go to speech 3

Speech 16	That was an invalid entry, please try again.
- return to input entry point speech (allow for 3 total attempts)
- after 3rd unsuccessful attempt go to speech 17

Speech 17	I’m sorry you’re having difficulty. Please call 1-888-778-1316, between the hours of 9AM and 6PM Eastern Standard Time for assistance. Goodbye (End call)